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                                                                     EXHIBIT 8.4

                   [LETTERHEAD OF APPLEBY, SPURLING & KEMPE]

                                                     -------------------- , 1997
ADT Limited
Cedar House
41 Cedar Avenue
Hamilton HM12, Bermuda

     Re: Registration Statement on Form S-4
         Registration No. 333-24363
       ---------------------------------------------

Ladies and Gentlemen:


     We have acted as attorneys in Bermuda for ADT Limited, a Bermuda limited liability company ("ADT"), in connection with the proposed merger of Tyco International Ltd. ("Tyco") into Limited Apache, Inc., a Massachusetts corporation and a wholly owned subsidiary of ADT ("Merger Subsidiary"), pursuant to the Agreement and Plan of Merger dated as of March 17, 1997 among Tyco, ADT and Merger Subsidiary (the "Merger Agreement"). In connection therewith, we have prepared the discussion on the Bermuda tax consequences of the proposed merger as to shareholders of ADT set forth under the caption "Certain United States Federal Income, United Kingdom and Bermuda Tax Consequences--Bermuda" (the "Discussion") in the Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") that is part of the Registration Statement on Form S-4 (Registration No. 333-24363) (the "Registration Statement") filed by ADT and Tyco with the Securities and Exchange Commission.



     In rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion. It is our opinion that the material Bermuda tax consequences for shareholders of ADT of the reverse stock split of ADT common shares contemplated by the Merger Agreement and of the material Bermuda tax consequences of holding combined company common shares are as set forth in the Discussion. Our opinion is limited to such matters. We express no opinion as to the laws of the United Kingdom, the United States of America or any other territory or jurisdiction.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Legal Matters" and "Certain United States Federal Income, United Kingdom and Bermuda Tax Consequences -- Bermuda" in the Joint Proxy Statement/Prospectus. In giving this consent we do not concede that we are an "expert" for the purposes of the Securities Act of 1933.


                                          Very truly yours,